Exhibit 4.1
SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated May 10, 2018, between Arch Capital Finance LLC, a Delaware limited liability company (herein called the “Company”), Arch Capital Group Ltd., a Bermuda company (herein called the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as trustee hereunder (herein called the “Trustee”).
RECITALS OF THE COMPANY
The Company, the Guarantor and the Trustee entered into an Indenture dated as of December 8, 2016 (the “Original Indenture”), pursuant to which senior unsecured debentures, notes or other evidences of indebtedness of the Company (the “Securities”) may be issued in one or more series from time to time.
The Company, the Guarantor and the Trustee entered into a First Supplemental Indenture dated as of December 8, 2016 (the “First Supplemental Indenture”), pursuant to which the Company issued (x) the Company’s “4.011% Senior Notes due 2026” (the “2026 Notes”) and (y) “5.031% Senior Notes due 2046” (the “2046 Notes” and, together with the 2026 Notes, the “Notes”), in each case fully and unconditionally guaranteed by the Guarantor.
Section 9.01 of the Original Indenture provides that the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement the Original Indenture or the Securities or the Guarantees without the consent of any Holder to make any modifications or amendments that do not, in the good faith opinion of the Company’s Board of Directors materially adversely affect the interests of the Holders.
The Company and the Guarantor have delivered to the Trustee copies of Board Resolutions duly adopted by their respective Board of Directors authorizing the execution of this Second Supplemental Indenture.
All things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Guarantor and the Trustee and a valid supplement to the Original Indenture and the First Supplemental Indenture have been done.
NOW, THEREFORE, the Company, the Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 1.1.	Definitions.
The Original Indenture together with the First Supplemental Indenture and this Second Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Original Indenture as supplemented and amended by the First Supplemental Indenture and as further supplemented and amended by this Second Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in the Original Indenture or in the First Supplemental Indenture and in this Second Supplemental Indenture, the definition in this Second Supplemental Indenture shall apply to the Notes.
For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular;
(2)    all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;
(4)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and
(5)    all references used herein to the male gender shall include the female gender.
ARTICLE TWO
OPTIONAL REDEMPTION

Article Five of the First Supplemental Indenture is hereby amended as follows:
(a)    Section 5.1 of the First Supplemental Indenture is amended to add the following after the last sentence thereof:
“Notwithstanding anything to the contrary, the 2026 Notes and the 2046 Notes are not redeemable at the Company’s option on or before December 8, 2021, except that the Company may, redeem the 2026 Notes, in whole and not in part, or the 2046 Notes, in whole and not in part, following the occurrence of a Rating Methodology Event or any other Specified Event at the Redemption Price determined in accordance with this Section 5.1 (a “Specified Event Redemption”); provided, that notice of a Specified Event Redemption shall be given within 90 days of the occurrence of the applicable Specified Event; provided, further, that, at the time of such notice and assuming that payment for such redemption had been made, the applicable Conditions to Redemption (including receipt from the BMA of its consent to the redemption as specified in clause (iii) of the definition of “Conditions to Redemption”) are satisfied and, if not so satisfied, the period for giving of such notice shall be extended until such time as the Conditions to Redemption are satisfied.”

(b)    Paragraph 8 of each Note is amended to add the following after the last sentence thereof:
“Notwithstanding anything to the contrary, the 2026 Notes and the 2046 Notes are not redeemable at the Company’s option on or before December 8, 2021, except that the Company may, redeem the 2026 Notes, in whole and not in part, or the 2046 Notes, in whole and not in part, following the occurrence of a Specified Event at the Redemption Price determined in accordance with Section 5.1 (a “Specified Event Redemption”); provided, that notice of a Specified Event Redemption shall be given within 90 days of the occurrence of the applicable Specified Event; provided, further, that, at the time of such notice and assuming that payment for such redemption had been made, the applicable Conditions to Redemption are satisfied and, if not so satisfied, the period for giving of such notice shall be extended until such time as the Conditions to Redemption are satisfied.”
(c)    Section 5.2 of the First Supplemental Indenture is amended to insert the following defined terms in alphabetical order:
“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Guarantor or the Insurance Group, and which shall initially mean the Group Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate the Guarantor, the Company or the Insurance Group.
“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Guarantor or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.
“Conditions to Redemption”, are satisfied on any day with respect to a scheduled redemption or a planned purchase of any series of Notes, if:
(i)    the redemption or purchase of such series of Notes would not result in, or accelerate the occurrence of, an Insolvency Event; and
(ii)    the Solvency Capital Requirement is complied with after the repayment or purchase of such series of Notes; and
(iii)    the BMA has given, and not withdrawn by such date, its prior consent to the redemption of such series of Notes and the payment of accrued and unpaid interest or to the purchase of such series of Notes; provided, that if under the Applicable Supervisory Regulations no such consent is required at the time in order for the series of Notes to qualify or continue to qualify, as applicable, as Tier 3 Capital of the Guarantor or the Insurance Group, this clause (iii) shall not apply.
“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.

“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time.
“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Insolvency Event” means, as of the relevant date, the Company or the Guarantor, as applicable, is not, or after making an applicable payment on any series of Notes or any Guarantee would not be, solvent. An Officers’ Certificate relating to each series of Notes as to the solvency of the Company or the Guarantor, as applicable, shall, in the absence of manifest error, be treated and accepted by the Guarantor, the Trustee, the Holders of such series of Notes and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such Officers’ Certificate with respect to such series of Notes without any liability to any Person.
“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.
“Insurance Group” means all subsidiaries of the Guarantor that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.
“Issue Date” means December 8, 2016.
“Rating Methodology Event” means, with respect to any series of Notes, if, as a consequence of a change in, or clarification to, the rating methodology (or the interpretation thereof) of Moody’s Investor Service, Standard & Poor’s Rating Services or Fitch Ratings Inc. or any respective successor, which change or clarification becomes effective on or after the Issue Date, the capital treatment of such series of Notes for the Company or the Guarantor or their respective groups or the Insurance Group is amended in a way that is reasonably determined by the Company or the Guarantor to be materially unfavorable to the Company or the Guarantor or their respective subsidiaries or the Insurance Group and provided such determination by the Company has been notified to the BMA in advance and the BMA has given notice of its approval (or non-disapproval) of such determination.
“Regulatory Event” means, with respect to any series of Notes, if, as a consequence of a change in, or clarification to, the Applicable Supervisory Regulations by the BMA such series of Notes (in whole or in part) will not or will no longer qualify as Tier 3 Capital under the Group Supervision Rules or the Applicable Supervisory Regulations then applicable to the Guarantor or the Insurance Group, as the context requires (and if the Applicable Supervisory Regulations do not refer to such term, the nearest corresponding concept (if any) under the Applicable Supervisory Regulations), as reasonably determined by the Company or the Guarantor.
“Specified Event” means, with respect to any series of Notes, the occurrence of any of a Tax Event, a Rating Methodology Event or a Regulatory Event with respect thereto.
“Specified Event Redemption” has the meaning forth in Section 5.1.

“Solvency Capital Requirement” means the ECR or any other requirement to maintain assets applicable to the Company or the Guarantor or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
“Tax Event” means, with respect to any series of Notes, if an opinion of a recognized independent tax counsel has been delivered to the Trustee stating that, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction, or as a result of any change in or amendment to an official interpretation or application of any such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decisions or regulatory determination), which change or amendment becomes effective on or after the Issue Date, interest payable by the Company or the Guarantor, as applicable, in respect of such series of Notes is no longer, or within 90 days of the date of the opinion will no longer be, fully deductible by the Company or the Guarantor, as applicable, for income tax purposes in the applicable jurisdiction (to the extent that such interest was so deductible as of the time of such Tax Event), and that non-deductibility cannot be avoided by the Company or the Guarantor, as applicable, taking such reasonable measures it (acting in good faith) deems appropriate.
“Taxing Jurisdiction” means Bermuda, or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which the Company or the Guarantor makes a payment on any series of Notes or any Guarantee or in which the Company or the Guarantor generally becomes subject to taxation, or any jurisdiction in which a successor of the Company or the Guarantor is incorporated.
“Tier 3 Capital” means “Tier 3 Ancillary Capital” as set out in the Group Supervision Rules (or, if the Group Supervision Rules are amended so as to no longer refer to Tier 3 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended).”
(d)    Section 5.3 of the First Supplemental Indenture is amended to insert the following after Section 5.3(b):
(c)    Notice of any Specified Event Redemption shall state the specified Redemption Date, the facts establishing the right of the Company or the Guarantor to redeem such series of Notes, and that all Outstanding Notes of such series of Notes shall be redeemed at the applicable Redemption Price on the Redemption Date automatically and without any further action by the Holders of such series of Notes. An Officers’ Certificate relating to each series of Notes in connection with any Specified Event Redemption certifying that, as of the date notice of such Specified Event Redemption is given and assuming payment of the Redemption Price had been made on such date, the applicable Conditions to Redemption are satisfied shall, in the absence of manifest error, be treated and accepted by the Guarantor, the Trustee, the Holders of the applicable series of Notes and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such Officers’ Certificate without liability to any Person.”

ARTICLE THREE

MISCELLANEOUS
SECTION 3.1.        Effect of this Second Supplemental Indenture.
(a)    This Second Supplemental Indenture is a supplemental indenture within the meaning of Article Nine of the Original Indenture, and the Original Indenture shall be read together with the First Supplemental Indenture and this Second Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture were contained in the same instrument.
(b)    In all other respects, the Original Indenture and the First Supplemental Indenture are confirmed by the parties hereto.
SECTION 3.2.        Effect of Headings.
The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 3.3.        Successors and Assigns.
All covenants and agreements in this Second Supplemental Indenture by the Company, the Guarantor, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.
SECTION 3.4.        Severability Clause.
In case any provision in this Second Supplemental Indenture, in the Notes or in the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 3.5.        Benefits of Second Supplemental Indenture.
Nothing in this Second Supplemental Indenture, in the Notes or in the Guarantees, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.
SECTION 3.6.        Conflict.
In the event that there is a conflict or inconsistency between the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Original Indenture, in either case, which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 3.7.        Governing Law.
THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 3.8.        Trustee.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company or the Guarantor, as the case may be.
SECTION 3.9.        Counterparts.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed on the date and year first written above.

ARCH CAPITAL FINANCE LLC,
as Issuer

By:	/s/ Sara Millard
	Name:	Sara Millard
	Title:	EVP & Secretary

ARCH CAPITAL GROUP LTD.,
as Guarantor

By:	/s/ Mark D. Lyons
	Name:	Mark D. Lyons
	Title:	EVP and CFO

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Laurence J. O'Brien
	Name:	Laurence J. O'Brien
	Title:	Vice President

[Second Supplemental Indenture Signature Page]